Exhibit 1

RESOLUTIONS OF THE EXECUTIVE COMMITTEE OF THE

BOARD OF DIRECTORS FOR

PROTECTIVE LIFE INSURANCE COMPANY

AUTHORIZING THE RENAMING OF THE

CHASE VARIABLE ANNUITY SEPARATE ACCOUNT

AND ITS OPERATION AS THE

PROTECTIVE ACQUIRED VARIABLE ANNUITY SEPARATE ACCOUNT

The undersigned, constituting all the members of the Executive Committee of the Board of Directors of Protective Life Insurance Company (“Company”), a Tennessee corporation, do by this written consent and with the full authority of the Board of Directors of the Company, pursuant to the Company’s By-laws, hereby consent to and adopt the following resolutions and order that this consent be filed with the minutes of the proceedings of the Board of Directors of the Company:

WHEREAS, effective upon the merger of Chase Insurance Life and Annuity Company with and into the Company (the “Merger”), the separate account presently designated Chase Variable Annuity Separate Account (“Separate Account”) shall become a separate account of the Company; now therefore

BE IT RESOLVED, that the Company, pursuant to the provisions of Section 56-3-501 et seq. of the Tennessee Insurance Code, hereby authorizes, effective upon the Merger, the operation of the Separate Account for the following use and purposes, and subject to such conditions as hereinafter set forth; and

BE IT FURTHER RESOLVED, that following the Merger, Separate Account shall be renamed Protective Acquired Variable Annuity Separate Account and be operated for the purpose of providing for the issuance by the Company of such variable annuity or such other contracts (“Contracts”) as the appropriate officers of the Company may designate for such purpose and shall constitute a separate account into which are allocated amounts paid to or held by the Company under such Contracts; and

BE IT FURTHER RESOLVED, that the income, gains and losses, whether or not realized, from assets allocated to Separate Account shall, in accordance with the Contracts, be credited to or charged against such account without regard to other income, gains, or losses of the Company; and

BE IT FURTHER RESOLVED, that the fundamental investment policy of Separate Account shall be to invest or reinvest the assets of Separate Account in securities issued by investment companies registered under the Investment Company Act of 1940, as amended, as the Board of Directors may designate pursuant to the provisions of the Contracts; and

BE IT FURTHER RESOLVED, that several variable investment divisions have been established within Separate Account to which net payments under the Contracts are and will be allocated in accordance with instructions received from contract owners, and that the appropriate officers of the Company be, and they hereby are, authorized to increase and decrease the number investment divisions in Separate Account as deemed necessary or appropriate; and

BE IT FURTHER RESOLVED, that each such investment division shall invest only in the shares of a single mutual fund or a single mutual fund portfolio of an investment company organized as a series fund pursuant to the Investment Company Act of 1940; and

BE IT FURTHER RESOLVED, that the appropriate officers of the Company be, and they hereby are, authorized to deposit such amount in Separate Account or in each investment division thereof as may be necessary or appropriate to facilitate the continuance of Separate Account’s operations; and

BE IT FURTHER RESOLVED, that the appropriate officers of the Company be, and they hereby are, authorized to change the designation of Separate Account to such other designation as it may deem necessary or appropriate; and

BE IT FURTHER RESOLVED, that the appropriate officers of the Company, with such assistance from the Company’s auditor, legal counsel and independent consultants or others as they may require, be, and they hereby are, authorized and directed to take all action necessary to: (a) continue the registration of Separate Account as a unit investment trust under the Investment Company Act of 1940, as amended; (b) register the Contracts in such amounts, which may be in indefinite amounts, as the officers of the Company shall from time to time deem appropriate under the Securities Act of 1933; and (c) take all other actions which are necessary in connection with the offering of said Contracts for sale and the operation of Separate Account in order to comply with the Investment Company Act of 1940, the Securities Exchange Act of 1934, the Securities Act of 1933, and other applicable federal laws, including the filing of any amendments to registration statements, any undertakings, and any applications for exemptions from the Investment Company Act of 1940 or other applicable federal laws as the officers of the Company shall deem necessary or appropriate; and

BE IT FURTHER RESOLVED, that the appropriate officers of the Company be, and they hereby are, authorized on behalf of Separate Account and on behalf of the Company to take any and all action that they may deem necessary or advisable in order to sell the Contracts, including any registrations, filings and qualifications of the company, its officers, agents and employees, and the Contracts under the insurance and securities laws of any of the states of the United States of America or other jurisdictions, and in connection therewith, to prepare, execute, deliver and file all such applications, reports, covenants, resolutions, applications for exemptions, consents to service of process and other papers and instruments as may be required under such laws, and to take any and all further action which said officers or counsel of the Company may deem necessary or desirable (including entering into whatever agreements and contracts may be necessary) in order to maintain such registrations or qualifications for as long as said officers or counsel deem them to be in the best interests of Separate Account and the Company; and

BE IT FURTHER RESOLVED, that the appropriate officers of the Company be, and hereby are, authorized to execute and file irrevocable written consents on behalf of Separate Account and the Company to be used in such states wherein such consents to service of process may be requisite under the insurance or securities laws therein in connection with said registration or qualification of Contracts and to appoint the appropriate state official, or such other person as may be allowed by said insurance or securities laws, agent of Separate Account and of the Company for the purpose of receiving and accepting process; and

BE IT FURTHER RESOLVED, that the appropriate officers of the Company be, and hereby are, authorized to establish criteria by which the Company shall institute procedures to provide for a pass-through of voting rights to the owners of such Contracts as required by the applicable laws with respect to securities owned by Separate Account; and

BE IT FURTHER RESOLVED, that the appropriate officers of the Company are hereby authorized to execute such agreement or agreements on such terms and subject to such modifications as deemed necessary or appropriate with the current principal underwriter and distributor (or other qualified entity) for the Contracts and with one or more qualified banks (or other qualified entities) to provide administrative and/or custodial services in connection with the establishment and maintenance of Separate Account and the design, issuance and administration of the Contracts; and

BE IT FURTHER RESOLVED, that since it is expected that Separate Account will invest in the securities issued by one or more investment companies, the appropriate officers of the Company are hereby authorized to execute whatever agreement or agreements as may be necessary or appropriate to enable such investments to be made; and

BE IT FURTHER RESOLVED, that the appropriate officers of the Company, and each of them, are hereby authorized to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as they may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.

IN WITNESS WHEREOF, this Unanimous Written Consent, in accordance with the By-laws of the Company, is executed by the undersigned members of the Executive Committee of the Board of Directors of the Company as of the 28th day of March 2007.

/s/ John D. Johns	/s/ Richard J. Bielen
John D. Johns	Richard J. Bielen

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